UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2025

SOMNIGROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	SGI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2025, the Board of Directors (the "Board") of Somnigroup International Inc. (the "Company") approved an increase of the size of the Board from seven to eight members effective immediately and filled the newly created vacancy by appointing Christopher T. Cook as an independent director to serve on the Board. Consistent with all of the Company's directors, Mr. Cook's term will expire at the Company's Annual Meeting of Stockholders for the year 2026 or until his successor is duly elected and qualified.

In connection with Mr. Cook's appointment to the Board, Mr. Cook will receive a director equity award under the Company's 2021 Amended and Restated Non-Employee Director Compensation Plan, representing a pro rata allocation of the annual director equity award based on an effective date of September 30, 2025 and will receive compensation as a non-employee director in accordance with the Company's director compensation program as described in its 2025 Proxy Statement, dated March 31, 2025.

Background of New Director

Mr. Cook is the founder of Dry Powder Capital, a private family investment office, and has served as its Principal since 2014. Mr. Cook founded Sleep Experts Partners, L.P., a chain of specialty mattress retail stores, and served as its Chief Executive Officer from 2004 until its acquisition by Mattress Firm Group Inc. ("Mattress Firm") in 2014. Mr. Cook continued to serve as a strategic consultant to the Mattress Firm executive team until 2016 and as a Director of Mattress Firm from 2018 until the Company's acquisition of Mattress Firm in 2025. Since April of 2022, Mr. Cook has served as a member of the Executive Board at the Southern Methodist University Cox School of Business and as an Advisory Board Member to certain subsidiaries of Bestige Holdings, LLC, a private equity firm, since November 2021. Mr. Cook also served on the Board of Directors of The Tile Shop (TTS), a publicly traded specialty retailer of tile and home improvement products, from September 2014 through October 2019 and as a member of the Board of Directors of Peerless Events & Tents, a tent rental company, from December 2018 through September 2023. Mr. Cook holds a BBA from Southern Methodist University Cox School of Business. Mr. Cook brings to the Board more than 20 years of executive leadership experience and deep understanding of the industry as a seasoned retail entrepreneur and former Mattress Firm board member, which makes him well-qualified to serve on the Company's Board.

There have been no related person transactions with Mr. Cook required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Cook and any other person pursuant to which the Board appointed Mr. Cook as director.

Item 8.01 Other Items.

On September 30, 2025, the Company issued a press release to announce the appointment of Mr. Cook to the Board. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 30, 2025 titled "Somnigroup International Appoints New Director".
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 30, 2025

Somnigroup International Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer